                                                                     Exhibit 4.1


                           DECTRON INTERNATIONALE INC.
                          n Quebec, Canada corporation


                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                  Warrant Agent

                                       and

                            J.P. TURNER & CO., L.L.C.

                                       and



                        KLEIN MAUS AND SHIRE INCORPORATED


                                WARRANT AGREEMENT


                                TABLE OF CONTENTS
  Section                                                                                      Page
  -------                                                                                      ----
1.  Definitions...................................................................................1

2.  Warrants and Issuance of Warrant Certificates.................................................2

3.  Form and Execution of Warrant Certificates....................................................3

4.  Exercise......................................................................................4

5.  Reservation of Shares; Listing; Payment of Taxes; etc.........................................5

6.  Exchange and Registration of Transfer.........................................................5

7.  Loss or Mutilation............................................................................6

8.  Redemption....................................................................................6

9.  Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.................7

10.  Fractional Warrants and Fractional Shares...................................................13

11.  Warrant Holders Not Deemed Stockholders.....................................................13

12.  Rights of Action............................................................................13

13.  Agreement of Warrant Holders................................................................14

14.  Cancellation of Warrant Certificates........................................................14

15.  Concerning the Warrant Agent................................................................14

16.  Modification of Agreement...................................................................16

17.  Notices.....................................................................................16

18.  Governing Law...............................................................................16

19.  Binding Effect..............................................................................16

20.  Termination.................................................................................16

21.  Counterparts................................................................................17

                                WARRANT AGREEMENT
                                -----------------


         AGREEMENT, dated as of September , 1998, by and among DECTRON INTERNATIONALE INC., a Quebec, Canada corporation (the "Company"), CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent"), J.P. TURNER & CO., L.L.C., a Georgia corporation ("J.P. TURNER"), and KLEIN MAUS AND SHIRE INCORPORATED, a New York corporation ("KMS") (collectively J.P. Turner and KMS referred to as the "Underwriter").



                               W I T N E S S E T H


         WHEREAS, in connection with a public offering pursuant to a registration statement (the "Registration Statement") on Form SB-2 declared
effective by the Securities and Exchange Commission on [       ] 1998, of up
to 1,000,000 shares of common stock, no par value, (the "Common Stock") and 1,000,000 Common Stock purchase warrants (the "Warrants") (and up to 150,000 additional shares of Common Stock and 150,000 additional Warrants covered by an over-allotment option granted by the Company to the Underwriter), pursuant
to an underwriting agreement (the "Underwriting Agreement") dated [     ],
1998 between the Company and the Underwriter, the issuance to the Underwriter or its designees of warrants to purchase up to an aggregate of 100,000 additional shares of Common Stock and/or 100,000 Warrants, dated as of
[       ], 1998 (the "Underwriter's Warrants"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:


         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Common Stock" shall mean the authorized stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof
consists of [       ]shares of Common Stock, no par value per share.

                  (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 2 Broadway, 19th Floor, New York, New York 10004.

                  (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

                  (d) "Initial Warrant Exercise Date" shall mean, as to each
Warrant, [       ], 1999 or earlier with the prior written consent of the
Underwriter.

                  (e) "Purchase Price" shall mean the price to be paid upon
exercise of each Warrant in accordance with the terms hereof, which price
shall be $[       ] per share, subject to adjustment from time to time
pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all Warrant Holders.

                  (f) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $.125 per Warrant, subject to adjustment from time to time pursuant to the provisions of Section 9.

                  (g) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

                  (h) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

                  (i) "Warrant Expiration Date" shall mean, with respect to
each Warrant, 5:00 p.m. (Eastern time) on [       ], 2003, or the Redemption
Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (Eastern time) on the next following day which in the State of New York is not a holiday nor a day on which banks are authorized to close. Upon notice to all Warrant Holders, the Company shall have the right to extend the Warrant Expiration Date.

         SECTION 2. Warrants and Issuance of Warrant Certificates.

                  (a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one (1) share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

                  (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

                  (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of
[        ] shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except to (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Underwriter's Warrant; (vi) those issued to the investors who provided bridge loans to the Company as a result of the automatic conversion of the Bridge Warrants; and (vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9.

                  (e) Pursuant to the terms of the Underwriter's Warrant, the Underwriter and its designees may purchase up to an aggregate of 100,000 shares of Common Stock and/or 100,000 Warrants.


         SECTION 3. Form and Execution of Warrant Certificates.

                  (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by mutual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4(a).


         SECTION 4. Exercise

                  (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of J.P Turner or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

                  (b) If, on the Exercise Date in respect of the exercise of any Warrant at any time on or after the first anniversary of the date hereof (i) the market price of the Company's Common Stock is greater than the then Purchase Price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant was not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise; and (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule as may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Warrant Agent, simultaneously with the distribution of proceeds to the Company received upon exercise of the Warrant(s) so exercised shall, on behalf of the Company, pay from the proceeds received upon exercise of the Warrant(s), a fee of five percent (5%) of the Purchase Price to the Underwriter (of which a percentage may be reallowed to the dealer who solicited the exercise, which dealer may also be the Underwriters). Within five days after the exercise, the Warrant Agent shall send to the Underwriter a copy of the reverse side of each Warrant exercised. The Underwriter shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this Section 4(b). In addition, the Underwriter and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this paragraph may not be modified, amended or deleted without the prior written consent of the Underwriter and the Company.

         SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

                  (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable effort to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to any such securities. However, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requiring the same had paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants, unless the Warrant Agent and the Transfer Agent are the same entity.


         SECTION 6. Exchange and Registration of Transfer

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of all the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant

Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

                  (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of the Underwriter, disposed of or destroyed, at the direction of the Company.

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being publicly offered with shares of Common Stock pursuant to the Underwriting Agreement, may be purchased separately for the shares and will be transferable separately from the Common Stock immediately.


         SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.


         SECTION 8. Redemption

                  (a) Commencing 12 months from the effective date of the Registration Statement (or earlier, with the prior written consent of the Underwriter) on not less than thirty (30) days prior written notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.125 per Warrant, provided the closing bid price of the Company's Common Stock on The Nasdaq Stock Market, or the last sale price, if listed on the Nasdaq National Market or a national exchange, as reported by the

National Quotation Bureau, Incorporated has been at least 174% of the then exercise price of the Warrant to be called, for a period of 30 consecutive trading days ending on the third day prior to the day on which notice is given during the period in which the Warrants are exercisable. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.

                  (b) In case the Company shall desire to exercise its right to so redeem the Warrants, it shall request the Warrant Agent, or the Underwriter, if the date fixed for redemption is on or after the first anniversary of the date hereof, to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                  (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that Underwriters will assist each Registered Holder of a Warrant in connection with the exercise thereof (if J.P Turner has conducted, or caused to be conducted, the mailing) and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Eastern time) on the business day immediately preceding the date fixed for redemption shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of J.P. Turner or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant that has been called for redemption shall terminate at 5:00 p.m. (Eastern time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the redeemed Warrants shall have no further rights except to receive, upon surrender of the redeemed Warrant, the Redemption Price.

                  (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.


         SECTION 9. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

                  (a) Subject to the exceptions referred to in Section 9(g), in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the current Purchase Price or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivides or combines the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change or Shares"), then, and thereafter upon each further Change of Shares, the applicable Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares and (b) the number of shares of Common Stock which the aggregate consideration received by the Company upon such sale, issuance, subdivision or combination (determined in accordance with subsection f(vi) below) could have purchased at the then current Purchase Price, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Change of Shares.

                  Upon each adjustment of the applicable Purchase Price pursuant to this Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 9(b)) be such number of shares (calculated to the nearest tenth) purchasable at the applicable Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Purchase Price in effect immediately after such adjustment.

                  (b) The Company may elect, upon any adjustment of the applicable Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjusting the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the applicable Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Purchase Price in effect immediately after such adjustment. Upon each such adjustment of the number of Warrants, the Redemption Price in effect immediately prior to such adjustment also shall be adjusted by multiplying such Redemption Price by a fraction, the numerator of which shall be the Purchase Price in effect immediately after such adjustment and the denominator of which shall be the Purchase Price in effect immediately prior to such adjustment. Upon each adjustment of the number of Warrants pursuant to this
Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10, the number of additional Warrants, if any, to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

                  (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a

Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant, immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(f), continue to express the applicable Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable thereunder and the Redemption Price therefor as were expressed in the Warrant Certificates when the same were originally issued.

                  (e) After each adjustment of the Purchase Price pursuant to this Section 9, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the applicable Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to the Underwriter and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (f) For purposes of Section 9(a) and 9(b) hereof, the following provisions (i) to (vi) shall also be applicable:

                         (i) The number of shares of Common Stock outstanding at
any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                         (ii) No Adjustment of the Purchase Price shall be made
unless such adjustment would require an increase or decrease of at least $0.05 in such price; provided that any adjustments which by reason of this clause (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $0.05 in the Purchase Price then in effect hereunder.

                         (iii)In case of (1) the sale by the Company solely for
cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist solely of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the then current Purchase Price immediately prior to the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                         (iv) In case of the sale by the Company solely for cash
of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the then Purchase Price immediately prior to the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                         (v) If the exercise or purchase price provided for in
any right, warrant or option referred to in clause (iii) above, or the rate at which any Convertible Securities referred to in clause (iii) or (iv) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have been obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities, (2) had adjustments been made on the basis of the Purchase Price as adjusted under clause (1) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (3) had any such rights, warrants, options or Convertible Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                         (vi) In case of the sale for cash of any shares of
Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                  (g) No adjustment to the Purchase Price or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however:

                         (i) upon the grant or exercise of any other options
which may hereafter be granted or exercised under any employee benefit plan of the Company as described in the Registration Statement; or

                         (ii) upon the sale or exercise of the Warrants,
including without limitation the sale or exercise of any of the Warrants underlying the Underwriter's Warrants; or

                         (iii) upon the sale of any shares of Common Stock in
the public offering pursuant to the Registration Statement, including, without limitation, shares sold upon the exercise of any over-allotment option granted to the Underwriter in connection with such offering; or

                         (iv) upon the issuance or sale of Common Stock or
Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, outstanding on the date of the original sale of the Warrants;

                         (v) upon the issuance or sale of Common Stock upon
conversion or exchange of any Convertible Securities outstanding on the date of the original sale of the Warrants, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities; or

                         (vi) upon any amendment to or change in the terms of
any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Units (i) for which an adjustment in the Purchase Price then in effect was theretofore made or required to be made, upon the issuance or sale thereof, or (ii) for which such an adjustment would have been required had the exercise or purchase price of such rights, warrants or options at the time of the issuance or sale thereof or the rate of conversion or exchange of such Convertible Securities, at the time of the sale of such Convertible Securities, or the issuance or sale of rights or warrants to subscribe for or purchase, or options for the purchase of, such Convertible Securities, been the price or rate as changed, in which case the provisions of Section 9(f)(v) hereof shall be applicable if, but only if, the exercise or purchase price thereof, as changed, or the rate of conversion or exchange thereof, as changed, consists solely of cash or requires the payment of additional consideration, if any, consisting solely of cash or requires the payment of additional consideration, if any, consisting solely of cash and the Company did not receive any consideration other than cash, if any, in connection with such change).

                  (h) As used in this Section 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issuance of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issuance of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 9(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                  (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

                  (j) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each of the then Registered Holders of the Warrants all of such rights, warrants or options to which each such holder would have been entitled if, on the date of determination of stockholders entitled to the rights, warrants or options being granted by the Company, such holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this Section 9(j), that the exercise of Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.


         SECTION 10. Fractional Warrants and Fractional Shares.

                  (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                           (i) If the Common Stock is listed on a National
Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                           (ii) If the Common Stock is not listed or admitted to
unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

                           (iii) If the Common Stock is not so listed or
admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


         SECTION 11. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.


         SECTION 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificates and this Agreement.

         SECTION 13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

                  (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 hereof.


         SECTION 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.


         SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make many representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company or for the Underwriter) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         In the event of a dispute under this Agreement between the Company and the Underwriter regarding proceeds received by the Warrant Agent from the exercise of the Warrants, the Warrant Agent shall have the right, but not the obligation, to bring an interpleader action to resolve such dispute.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court shall be a bank or trust company having a capital and surplus as shown by its last published report to its stockholders, of not less than Ten Million ($10,000,000.00) Dollars, or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                  Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


         SECTION 16. Modification of Agreement. Subject to the provisions of
Section 4(b), the Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.


         SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 4300 Poirier Blvd. Montreal Quebec Canada H4R 2C5,
Attention: Ness Lakdawala, or at such other address as may have been furnished to the Warrant Agreement in writing by the Company; if to the Warrant Agent, at Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004; if to J.P. Turner & Co., LLP, at 3340 Peachtree Road, Suite 450, Atlanta, Georgia 30326, Attention: President.


         SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.


         SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Underwriter, and their respective successors and assigns, and the holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.


         SECTION 20. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants of such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

         SECTION 21. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the date first above written.

                            DECTRON INTERNATIONALE INC.


                            By:
                               ---------------------------------------
                                     Authorized Officer


                            CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                            By:
                               ---------------------------------------
                                     Authorized Officer


                            J.P. TURNER & CO., L.L.P.


                            By:
                               ---------------------------------------
                                      Authorized Officer




                            KLEIN MAUS AND SHIRE INCORPORATED


                            By:
                               ---------------------------------------
                                     Authorized Officer

                                    EXHIBIT A
                                    ---------

                      [FORM OF FACE OF WARRANT CERTIFICATE]

No. W                                                           (     ) Warrants
                                                       --------  -----
VOID AFTER         2003
           --------

                         REDEEMABLE WARRANT CERTIFICATE
                         FOR PURCHASE OF COMMON STOCK OF
                           DECTRON INTERNATIONALE INC.

         This certifies that FOR VALUE RECEIVED _______________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value, of Dectron International Inc., a Canadian corporation (the
"Company"), at any time between [        ], 1999 (or earlier with the prior
written consent of J.P Turner & Co., LLP and Klein Maus and Shire Incorporated and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $9.20 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"),
dated as of [        ], 1998, by and among the Company, the Warrant Agent,
J.P. Turner & Co., and Klein Maus and Shire Incorporated.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (Eastern time) on
[        ], 2003, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 p.m. (Eastern time) the next day which in the State of New York is not a holiday nor a day in which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Commencing [       ] , 1999 (or earlier, with the prior written
consent of J.P. Turner & Co., LLP. and Klein Maus and Shire Incorporated), this Warrant may be redeemed at the option of the Company, at a Redemption Price of $0.10 per Warrant, provided the closing bid price of the Company's Common Stock on the Nasdaq SmallCap Market as reported by the National Quotation Bureau, Incorporated (or the last sale price, if quoted on a national securities exchange) exceeds 174% of the then exercise price of the Warrant to be called for a period of 30 consecutive trading days ending on the third day prior to the day on which notice is given during the period in which the Warrants are exercisable. Notice of redemption shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.10 per Warrant upon surrender of this Certificate.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         The Company has agreed to pay a fee of five percent (5%) of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of this Warrant.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:
      ---------------                               DECTRON INTERNATIONALE, INC.



                                            By:
-------------------------                      ---------------------------------
                                            Chairman


                                            By:
-------------------------                      ---------------------------------
                                            Secretary

[seal]

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY



By:
   --------------------------------------
            Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise __________________ (________________) Warrants represented by this Warrant
Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                        -------------------------------
                        -------------------------------
                        -------------------------------
                        -------------------------------

                     [please print or type name and address]

and be delivered to

                        -------------------------------
                        -------------------------------
                        -------------------------------
                        -------------------------------

                     [please print or type name and address]



and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Sharpe Capital, Inc. or Aegis Capital Corp.


                                                --------------------------------

                           Name of NASD Member if other than J.P Turner & Co., LLP or Klein Maus and Shire



Dated:
       -------------------------            --------------------------------
                                            Signature

                                            --------------------------------
                                            Street Address

                                            --------------------------------
                                            City, State and Zip Code

                                            --------------------------------
                                            Taxpayer ID Number


                                            Signature Guaranteed:

                                            --------------------------------

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                        ---------------------------------
                        ---------------------------------
                        ---------------------------------
                        ---------------------------------


                     [please print or type name and address]

___________________ (_____________) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated:
       -------------------------            --------------------------------
                                            Signature Guaranteed:


                                                --------------------------------


              THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK.